SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CNL RETIREMENT PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CNL RETIREMENT PROPERTIES, INC.
CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801

April 29, 2005

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of CNL Retirement Properties, Inc. (the “Company”) on July 1, 2005, at 10:00 a.m. at CNL Center at 450 South Orange Avenue, Orlando, Florida. Our directors and officers look forward to greeting you personally. Enclosed for your review are the proxy, proxy statement, notice setting forth the business to come before the annual meeting of stockholders and our 2004 annual report.

We experienced another year of significant growth during 2004. A favorable acquisition market environment combined with our conservative investment policy and strong management team contributed to the successful results. During 2004, we raised approximately $1.3 billion in gross proceeds through our public offerings of common stock, increased the number of seniors’ housing properties in our portfolio from 119 to 170, continued to enhance relationships with premier operators of seniors’ housing facilities, and acquired interests in 50 medical office buildings and two parcels of land. We believe we are well positioned to participate in the expected continued growth in the seniors' housing and health care real estate market.

We successfully completed our fourth public offering of common stock in May 2004, and immediately commenced our fifth public offering of up to $4.0 billion (400 million shares). The net proceeds of these offerings have been and will continue to be invested primarily in seniors' housing properties, medical office buildings and other health care-related investments. We believe that raising additional capital through our fifth public offering will provide the benefits of: (i) additional diversification by property type and geographic location; (ii) cost efficiencies relating to our operations; and (iii) improved liquidity if we determine to list our securities on a national exchange.

In this proxy statement, our Board of Directors is requesting that you consider the re-election of five directors. Our Board unanimously recommends that you vote "FOR ALL" to elect each of the nominated directors.

Your vote is very important. Regardless of the number of shares you own in the Company, it is very important that your shares be represented. This year you may vote over the Internet, by telephone or by mailing the proxy card. Please complete and return the enclosed proxy today. Voting over the Internet, by telephone, or by written proxy will ensure your representation at the annual meeting if you choose not to attend in person. Thank you for your attention to this matter.

Sincerely,

/s/ James M. Seneff Jr.	/s/ Thomas J. Hutchison III I
James M. Seneff, Jr. Chairman of the Board	Thomas J. Hutchison III Chief Executive Officer & President

CNL RETIREMENT PROPERTIES, INC.
CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801

Notice of Annual Meeting of Stockholders and Proxy Statement

Annual Meeting to be Held July 1, 2005

To our Stockholders:

Notice is hereby given that the 2005 annual meeting of stockholders of CNL Retirement Properties, Inc. (the "Company") will be held at our principle office located at CNL Center, 450 South Orange Avenue, Orlando, Florida 32801 on July 1, 2005, at 10:00 a.m., local time, for the following purposes:

1.	to elect our five directors for terms expiring at the 2006 annual meeting of stockholders; and

2.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 22, 2005, will be entitled to vote at our annual meeting or any adjournment or postponement thereof.

Stockholders are cordially invited to attend the meeting in person. All stockholders, whether or not they plan to attend the meeting, are requested to complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. You may also grant your proxy by telephone or Internet by following the instructions on the proxy card. It is important that your shares be voted. By returning your proxy promptly, you can help us avoid additional expenses to ensure a quorum is met so that the meeting may be held. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person.

By Order of our Board of Directors,

/s/ Kimberly P. Ross
Kimberly P. Ross
Corporate Secretary
April 29, 2005
Orlando, Florida

PROXY STATEMENT

Table of Contents

GENERAL INFORMATION	4
Proxy and Voting Procedures	4
Solicitation Expenses	4
Electronic Delivery of Proxy Materials and Annual Report	5
Annual Report	5
Where to Obtain More Information	5

PROPOSAL I: ELECTION OF DIRECTORS	6
Nominees for Election to our Board of Directors	6
Executive Officers	9
Board Independence	11
Compensation of Directors and Executive Officers	11
Board Meetings During Fiscal Year 2004	11
Committees of our Board of Directors	11
Audit Committee Report	12
Corporate Governance	14
Stockholder Communications	14

SECURITY OWNERSHIP	15
Section 16(a) Beneficial Ownership Reporting Compliance	15

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	16

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM	18
Independent Registered Certified Public Accounting Firm Fees	18
Pre-Approval of Audit and Non-Audit Services	18

OTHER MATTERS	19

PROPOSALS FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS	20

ANNEX 1: 2005 FORM OF PROXY

ANNEX 2: 2005 VOTING REMINDER FLYER

CNL RETIREMENT PROPERTIES, INC.

CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801
(800) 522-3863

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished by the Board of Directors of CNL Retirement Properties, Inc. (the "Company") in connection with the solicitation by our Board of Directors (the "Board") of proxies to be voted at our annual meeting of stockholders to be held at 10:00 a.m., local time, on July 1, 2005, at our offices located at 450 South Orange Avenue, Orlando, Florida (the annual meeting and any adjournment thereof, the "Annual Meeting"), for the purposes set forth in the accompanying notice of such meeting. Only stockholders of record at the close of business on April 22, 2005 (the "Record Date") will be entitled to vote. This proxy statement, proxy card and the enclosed 2004 Annual Report are first being mailed on or about May 2, 2005, to stockholders of record at the Record Date.

As of April 22, 2005, 248,222,624 shares of our common stock were outstanding and entitled to vote. Each share of common stock entitles the holder thereof to one vote on each of the matters to be voted upon at our Annual Meeting. As of the Record Date, our officers and directors had the power to vote, as determined by the rules of the Securities and Exchange Commission (the "Commission"), less than 1% of the outstanding shares of common stock.

Proxy and Voting Procedures

Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted "FOR" the proposal set forth in this proxy statement. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (1) by delivery of a written statement to our Corporate Secretary stating that the proxy is being revoked, (2) by presentation at our Annual Meeting of a subsequent proxy executed by the person executing the prior proxy or (3) by attendance at our Annual Meeting and voting in person.

A proxy card is enclosed for your use. The proxy card contains instructions for responding either by telephone, Internet or by mail. Votes cast in person or by proxy at the Annual Meeting will be tabulated and a determination will be made as to whether or not a quorum is present. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

Solicitation Expenses

Solicitation of proxies will be primarily by mail. However, our directors and officers and certain employees of CNL Investment Company and CNL Securities Corp., our affiliates, also may solicit proxies by telephone, Internet, telegram or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by us. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at our expense, to the beneficial owners of shares held of record by such persons. In addition, we have engaged D.F. King & Co., Inc., a professional proxy solicitation firm, to aid in the solicitation of proxies at a base fee of $7,500 plus an additional fee ranging from $3.00 to $3.75 per contact with stockholders via telephone, if required in the solicitation, and reimbursement of reasonable out-of-pocket expenses. We have agreed to indemnify D.F. King & Co., Inc. against certain liabilities that it may incur arising out of the services it provides in connection with our Annual Meeting.

Electronic Delivery of Proxy Materials and Annual Report

If you are a stockholder of record, you can elect to receive next year's proxy statement and Annual Report electronically by registering on-line at www.giveconsent.com/crp. If you choose to register online, then next year when the proxy materials are available, you will receive an e-mail with instructions which will enable you to review these materials via the Internet rather than by mail. By opting to receive your proxy materials on-line, you will save us the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. You may incur certain charges by viewing these materials via the Internet, such as telephone charges.

Annual Report

A copy of our Annual Report to stockholders for the year ended December 31, 2004, which includes our Annual Report on Form 10-K for the year ended December 31, 2004, accompanies this proxy statement.

Where to Obtain More Information

The mailing address of our principal executive offices is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801. Notices of revocation of proxy should be sent to the attention of our Corporate Secretary at this address.

We make available free of charge on or through our Internet web site (www.cnl.com/ir/investcnl_rp2.asp) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission.

Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, that was filed with the Commission will be furnished without the accompanying exhibits to stockholders without charge upon written request therefore sent to our Corporate Secretary, Kimberly P. Ross, at our offices. Each such request must set forth a good faith representation that as of April 22, 2005, the person making the request was the beneficial owner of common stock entitled to vote at our 2005 Annual Meeting of stockholders.

PROPOSAL I
ELECTION OF DIRECTORS

Nominees for Election to our Board of Directors

The persons named below have been nominated by our Board of Directors for election as directors to serve until our 2006 annual meeting of stockholders or until their successors shall have been elected and qualified. Messrs. Bourne and Seneff have been directors since December 1997. Messrs. Dunbar and Moses have served as directors since September 1998. Mr. Duncan has served as a director since February 2002. The table sets forth each nominee's name, age, principal occupation or employment during at least the last five years, and directorships in other public corporations.

Our officers and directors that own shares of common stock have advised us that they intend to vote their shares of common stock for the election of each of the nominees. Our Board of Directors unanimously recommends a vote "FOR ALL" to elect each of the following nominees to our Board. Proxies will be voted "FOR ALL" to elect the following nominees unless authority is withheld.

In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the proxy will vote "FOR" the election of such other person in the place of such nominee(s) for the office of director as our Board of Directors may recommend. The affirmative votes of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required for the election of directors.

A majority of our directors are required to be independent, as that term is defined in our Amended and Restated Articles of Incorporation. Messrs. Dunbar, Duncan and Moses are independent directors.

Name and Age	Background

Robert A. Bourne, 58
Director, Vice Chairman of the Board and Treasurer. Mr. Bourne also serves as a director, vice chairman of the board and treasurer of CNL Retirement Corp., the advisor to the Company (the "Advisor"). Mr. Bourne served as the president of the Company and the Advisor from 1998 and 1997, respectively, to June 2002. Mr. Bourne is also the president and treasurer of CNL Financial Group, Inc.; a director and vice chairman of the board of CNL Hotels & Resorts, Inc., a public, unlisted real estate investment trust; as well as, a director, vice chairman of the board and treasurer of CNL Hospitality Corp., its advisor, and CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hotels & Resorts, Inc. Mr. Bourne served as president of CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. from 1997 to June 2002, and served as president of CNL Hotel Investors, Inc. from 1999 to July 2002. Mr. Bourne also serves as a director of CNLBank. Mr. Bourne serves as a director, vice chairman of the board and treasurer of CNL Income Properties, Inc., a public, unlisted real estate investment trust, and CNL Income Corp., its advisor. He serves as a director and vice chairman of the board of Commercial Net Lease Realty, Inc., a public, real estate investment trust listed on the New York Stock Exchange. Mr. Bourne served as a director from inception in 1994 through February 25, 2005, president from 1994 through February 1999, treasurer from February 1999 through August 1999, and vice chairman of the board from February 1999 through February 25, 2005, of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.). CNL Restaurant Properties, Inc. was a public, unlisted real estate investment trust until February 25, 2005, when it merged with U.S. Restaurant Properties, Inc. Mr. Bourne serves as a director of Trustreet Properties, Inc., the successor of the merger between CNL Restaurant Properties, Inc. and U.S. Restaurant Properties, Inc. Trustreet Properties, Inc. is a REIT listed on the New York Stock Exchange. Mr. Bourne also serves as a director, chief executive officer and treasurer for various affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the managing dealer for the Company's offerings, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. Mr. Bourne served as president of CNL Securities Corp. from 1981 through April 2005. CNL Financial Group, Inc. and the entities it has established or acquired have grown to more than $16.8 billion in assets - $15.3 billion owned through companies either established or acquired by CNL and $1.5 billion in assets it manages for third-party investors - representing interests in more than 2,900 properties across North America. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

David W. Dunbar, 52
Independent Director. Mr. Dunbar serves as chairman and chief executive officer of Peoples Bank, which he organized and founded in 1996. Since 2000, Mr. Dunbar has served as vice chairman of the board of trustees of Bay Care Health System, an alliance of ten non-profit hospitals in the Tampa Bay area, and since 1994, he has been a member of the board of directors of Morton Plant Mease Health Care, Inc., an 841-bed, not-for-profit hospital system in Pinellas County, Florida. He is a former member of the board of directors of North Bay Hospital, a 122-bed facility, and a former member of the board of directors of Morton Plant Mease Hospital Foundation. During 1994 and 1995, Mr. Dunbar was a member of the board of directors and an executive officer of Peoples State Bank. Mr. Dunbar was the chief executive officer of Republic Bank from 1981 through 1988 and from 1991 through 1993. From 1988 through 1991, Mr. Dunbar developed commercial and medical office buildings and, through a financial consulting company he founded, provided specialized lending services for real estate development clients, specialized construction litigation support for national insurance companies and strategic planning services for institutional clients. In 1990, Mr. Dunbar was the chief executive officer, developer and owner of a 60,000 square-foot medical office building located on the campus of Memorial Hospital in Tampa, Florida. Mr. Dunbar previously served as a member of the Florida Elections Commission, the body responsible for investigating and holding hearings regarding alleged violations of Florida's campaign finance laws. In addition, from 1990 to 2000, Mr. Dunbar served as the Governor's appointee to the State of Florida Taxation and Budget Reform Commission, a 25 member, blue ribbon commission established to review, study and make appropriate recommendations for changes to state tax laws. Mr. Dunbar began his professional career with Southeast Banking Corporation in Miami, from 1975 through 1981, serving as a regional vice president of commercial mortgage lending. Mr. Dunbar received a B.S. degree in Finance from Florida State University in 1975. He is also a 1977 graduate of the American Bankers Association National Commercial Lending School at the University of Oklahoma and a 1982 graduate of the School of Banking of the South at Louisiana State University.

James W. Duncan, Jr., 52
Independent Director. Mr. Duncan has been the president of Navtrak, Inc., a mobile data and asset tracking company that provides a web-based system to track vehicles in commercial fleets since 2001. From 1994 through 2000, Mr. Duncan served as the president of The Latrobe Group, LLC, a private investment company. In addition, from 1994 through 2001, Mr. Duncan was a member of the board of governors for Opportunity International, a non-profit organization that provides entrepreneurs with access to capital and business training to start and expand small businesses. From 1985 through 1994, Mr. Duncan was co-chairman and president of PersonaCare, Inc., a company he co-founded that provided sub-acute, skilled nursing and assisted living care with 12 facilities located in six states. Prior to co-founding PersonaCare, Inc., Mr. Duncan was a partner in Duncan & Smick, a commercial real estate development firm. Mr. Duncan received a B.A. in Economics from Wheaton College in 1974 and a J.D. from the University of Maryland School of Law in 1978.

Edward A. Moses, 63
Independent Director. Dr. Moses served as dean of the Roy E. Crummer Graduate School of Business at Rollins College from 1994 to 2000, and has served as a professor and the Bank of America professor of finance since 1989. As dean, Dr. Moses established a comprehensive program of executive education for health care management at the Roy E. Crummer Graduate School of Business. From 1985 to 1989, he served as dean and professor of finance at the University of North Florida. He has also served in academic and administrative positions at the University of Tulsa, Georgia State University and the University of Central Florida. Dr. Moses has written six textbooks in the fields of investments and corporate finance as well as numerous articles in leading business journals. He has held offices in a number of professional organizations, including president of the Southern Finance and Eastern Finance Associations, served on the board of the Southern Business Administration Association, and served as a consultant for major banks as well as a number of Fortune 500 companies. He currently serves as a faculty member in the Graduate School of Banking at Louisiana State University. Dr. Moses received a B.S. in Accounting from the Wharton School at the University of Pennsylvania in 1965 and an M.B.A. in 1967 and a Ph.D. in Finance from the University of Georgia in 1971.

James M. Seneff, Jr., 58
Director and Chairman of the Board. Mr. Seneff also is a director and chairman of the board of the Advisor. Mr. Seneff served as chief executive officer of the Company from inception through February 14, 2003 and he served as co-chief executive officer from February 14, 2003 through May 1, 2003. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., a diversified real estate company, and has served as a director, chairman of the board and chief executive officer of CNL Financial Group, Inc. and its subsidiaries since CNL's formation in 1973. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., CNL Retirement Corp., CNL Capital Markets, Inc., CNL Investment Company and CNL Securities Corp., the managing dealer of the Company's offerings. CNL Financial Group, Inc. and the entities it has established or acquired have grown to more than $16.8 billion in assets - $15.3 billion owned through companies either established or acquired by CNL and $1.5 billion in assets it manages for third-party investors - representing interests in more than 2,900 properties across North America. Mr. Seneff also serves as a director and chairman of the board of CNL Hotels & Resorts, Inc., a public, unlisted real estate investment trust, and serves as a director and chairman of the board of CNL Hospitality Corp., its advisor, and CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hotels & Resorts, Inc. Mr. Seneff serves as a director and chairman of the board of CNL Income Properties, Inc., a public, unlisted real estate investment trust, and CNL Income Corp., its advisor. Mr. Seneff has served as a director since 1994 and chairman of the board since 1996 of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange, as well as serving as its chief executive officer from 1994 through February 2004. In addition, he served as a director and chairman of the board from inception in 1994 through February 25, 2005, served as chief executive officer from 1994 through August 1999 and co-chief executive officer from December 2000 through September 2003 of CNL Restaurant Properties, Inc., (formerly CNL American Properties Fund, Inc.). CNL Restaurant Properties, Inc. was a public, unlisted real estate investment trust until February 25, 2005, when it merged with U.S. Restaurant Properties, Inc. Mr. Seneff serves as chairman of the board of Trustreet Properties, Inc., the successor of the merger between CNL Restaurant Properties, Inc. and U.S. Restaurant Properties, Inc. Trustreet Properties, Inc. is a REIT listed on the New York Stock Exchange. Mr. Seneff has also served as a director and chairman of the board of CNL Securities Corp. since 1979; and CNL Investment Company and CNL Institutional Advisors, a registered investment advisor for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the chairman of the board of CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida's principal investment advisory and money management agency and oversees the investment of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

Executive Officers

Our executive officers are as follows:

Name	Age	Position

Thomas J. Hutchison III	63	Chief Executive Officer and President

Phillip M. Anderson, Jr.	45	Chief Operating Officer and Executive Vice President

Clark Hettinga	40	Chief Financial Officer and Senior Vice President

Stuart J. Beebe	46	Executive Vice President of Acquisitions & Finance

Robert A. Bourne	58	Treasurer and Vice Chairman of the Board

Kimberly P. Ross	36	Corporate Secretary

Thomas J. Hutchison III. Chief Executive Officer and President. Mr. Hutchison also serves as chief executive officer, president and a director of CNL Retirement Corp., the Advisor of the Company. From 2000 to June 2002, Mr. Hutchison served as executive vice president of the Company and the Advisor. In addition, Mr. Hutchison serves as a director and chief executive officer of CNL Hotels & Resorts, Inc., co-chief executive officer and director of CNL Hospitality Corp., its advisor, and president of CNL Capital Corp. He also serves as president of CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hotels & Resorts, Inc. Mr. Hutchison served as president of CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. from 2002 through March 2003. From 2000 to June 2002, Mr. Hutchison served as executive vice president of CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. He served as executive vice president of CNL Hotel Investors, Inc. from 2000 to July 2002. Mr. Hutchison serves as president and chief operating officer of CNL Real Estate Services, Inc., which is the parent company of CNL Retirement Corp. and CNL Hospitality Corp. He also serves as the president and chief operating officer of CNL Realty & Development Corp. Mr. Hutchison also serves as chief executive officer of CNL Income Properties, Inc., a public, unlisted real estate investment trust, and serves as a director and chief executive officer of CNL Income Corp., its advisor. He served as President of CNL Income Properties, Inc. from August 2003 to April 2004, and served as President of CNL Income Corp. from July 2003 to April 2004. Mr. Hutchison joined CNL Financial Group, Inc. in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and financial services industries. He currently serves on the board of directors of Restore Orlando, a nonprofit community volunteer organization. Prior to joining CNL, Mr. Hutchison was president and owner of numerous real estate services and development companies. From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering reorganization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of 40 residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock Investment Corporation, as well as Murdock's nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison is currently a member of the Real Estate Roundtable and the Industry Real Estate Financing Advisory Council. Mr. Hutchison was educated at Purdue University and the University of Maryland Business School.

Phillip M. Anderson, Jr. Chief Operating Officer and Executive Vice President. Mr. Anderson also currently serves as the chief operating officer and executive vice president of CNL Retirement Corp., the Company's Advisor, and chief operating officer of CNL Retirement Development Corp., a company wholly owned by the Advisor. Mr. Anderson joined CNL Retirement Corp. in January 1999 and is responsible for the planning and implementation of CNL's interest in health care industry investments, including acquisitions, development, project analysis and due diligence. Since Mr. Anderson joined CNL Retirement Corp., the Company has grown from start-up to total assets of $3.4 billion. From 1987 through 1998, Mr. Anderson was employed by Classic Residence by Hyatt. Classic Residence by Hyatt ("Classic") is affiliated with Hyatt Hotels and Chicago's Pritzker family. Classic acquires, develops, owns and operates seniors’ housing, assisted living, skilled nursing and Alzheimer's facilities throughout the United States. Mr. Anderson's responsibilities grew from overseeing construction of Classic's first properties to acquiring and developing new properties. Mr. Anderson also served on Classic's executive committee charged with the responsibility of monitoring performance of existing properties and development projects. Mr. Anderson has been a member of the American Senior Housing Association since 1994 and currently serves on the executive board and insurance committee. In addition, Mr. Anderson serves on the board of directors of the National Investment Center for Senior Housing and Care Industries and also serves as an advisory board member to Westminister Retirement Communities, a not-for-profit operator of continuing care communities. He graduated from the Georgia Institute of Technology in 1982, where he received a B.S. in Civil Engineering, with honors.

Clark Hettinga. Chief Financial Officer and Senior Vice President. Mr. Hettinga also serves as chief financial officer and senior vice president of CNL Retirement Corp., the Advisor to the Company. Mr. Hettinga is responsible for the accounting, financial reporting, finance, internal audit and information systems aspects of the Company and the Advisor. Prior to joining the Company and the Advisor in March 2004, Mr. Hettinga served as the executive vice president and chief financial officer for EdenCare Senior Living Services, L.P. (“EdenCare”) from 1998 to 2004. During Mr. Hettinga's tenure, EdenCare grew to be one of the largest seniors housing owner/operators in the southeastern United States. In November 2003, the Company acquired 25 properties from EdenCare. Mr. Hettinga also has served as the chief accounting officer for Physician Health Corporation, a start-up physician practice management company as well as vice president and controller for GranCare, Inc., a NYSE listed health care company. Mr. Hettinga started his career as an auditor for Ernst & Young. Mr. Hettinga holds a BBA in Accounting and Finance from the University of Wisconsin - Milwaukee and is a Certified Public Accountant in the state of Wisconsin. In addition, he is a member of the American Institute of Certified Public Accountants.

Stuart J. Beebe. Executive Vice President of Acquisitions & Finance. Mr. Beebe also serves as executive vice president of Acquisitions & Finance of CNL Retirement Corp., the Advisor to the Company. Mr. Beebe is responsible for negotiating acquisitions, including the related financing and business development for the Company and the Advisor. He also works closely with other senior management in the development and execution of the Company's and the Advisor’s business strategy. Mr. Beebe served as chief financial officer of the Company and the Advisor from July 2002 through December 2004. Prior to joining CNL in December 1997, Mr. Beebe spent 15 years with Lincoln Property Company, one of the largest, privately held, commercial real estate firms in the country. As senior vice president, Mr. Beebe oversaw the operations of Lincoln's Florida Region, with a direct focus on development and acquisition activities. He also participated in the daily administration of all real estate assets in the region, including project financing and construction, leasing and marketing activities, property and asset management and dispositions. Before joining Lincoln, Mr. Beebe worked for KPMG Peat Marwick as a Certified Public Accountant, specializing in the real estate, banking and natural resources industries. Mr. Beebe received a B.A. in Accounting from Baylor University in 1981. He is a Certified Public Accountant and a Licensed Real Estate Broker in the State of Florida. He is also an active member of the National Association of Real Estate Investment Trusts®, National Association of Industrial Office Properties and the Urban Land Institute.

Kimberly P. Ross. Secretary. Ms. Ross also serves as Vice President and Controller of CNL Retirement Corp., the Advisor to the Company. Prior to joining CNL Retirement Corp., Ms. Ross was the director of accounting for CNL Corporate Properties, Inc., where she was responsible for overseeing all accounting functions including financial reporting and budgeting, cash flow forecasting, job cost reporting for construction projects and assistance with annual audits and tax returns. Before joining CNL in September 1997, Ms. Ross was a senior accountant for Lincoln Property Company and was responsible for day-to-day accounting activity for commercial, industrial and retail real estate projects. She was previously a supervising senior/staff accountant at KPMG, L.L.P., where she performed audit fieldwork for a variety of industries, including health care, financial, not-for-profit and government. Ms. Ross holds a B.S. in Accounting from Florida State University and is a Certified Public Accountant in the state of Florida. In addition, she is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

The background of Mr. Bourne is described above at "Nominees for Election to our Board of Directors."

Board Independence

For the year ended December 31, 2004, each of Messrs. Dunbar, Duncan and Moses served as our "independent directors," as that term is defined in our Amended and Restated Articles of Incorporation. Although our shares are not listed on the New York Stock Exchange, we applied the exchange's standards of independence to our own outside directors and for the year ended December 31, 2004, each of Messrs. Dunbar, Duncan and Moses met the definition of “independent” under Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards.

Compensation of Directors and Executive Officers

During the year ended December 31, 2004, each independent director earned $12,000 for serving on our Board of Directors. Each independent director also received $1,000 per Board meeting attended ($500 for each telephonic meeting of our Board of Directors in which the independent director participated), $1,000 (or $1,500 in the case of the Chairman of our Audit Committee) per Audit Committee meeting attended or telephonic Audit Committee meeting in which the independent director participated, and $1,000 for attending our annual stockholders meeting. During the year ended December 31, 2004, we held ten Board of Directors’ meetings, five of which were telephonic meetings, and eight Audit Committee meetings, four of which were telephonic meetings. We have not, and in the future will not, pay any compensation to our officers and directors who also serve as officers and directors of our Advisor.

On April 19, 2005, our Board of Directors unanimously approved a resolution to amend our Bylaws, effective as of January 1, 2005, to increase the compensation paid to the members of our Board of Directors as follows:

Effective January 1, 2005, each Director is entitled to receive a retainer in the amount of $35,000 annually for serving on our Board of Directors, as well as a fee of $1,500 per Board meeting attended (including any telephonic meeting) of the Board of Directors, or any committee of the Board of Directors at which such Director is present or in which the Director participates by telephone. In addition, the Chairman of our Audit Committee is entitled to receive a retainer in the amount of $5,000 annually for serving as Chair, as well as a fee of $1,500 per meeting at which such Chairman is present or in which such Chairman participates by telephone with our independent accountants as a representative of our Audit Committee. Directors that are members of a committee of our Board of Directors are entitled to receive fees of $1,500 per day for service as representatives of such committee in lieu of the above per meeting compensation (to the extent that such Directors devote in excess of three hours on such day to matters relating to such committee).

No annual or long-term compensation was paid by us to our executive officers for services rendered in any capacity to us during the three year period ended December 31, 2004. In addition, none of our executive officers received an annual salary or bonus from us during the three year period ended December 31, 2004. Our executive officers also are employees and executive officers of our Advisor or its affiliates and receive compensation from CNL Financial Group, Inc. or its affiliates in part for services provided to us. See "Certain Relationships and Related Transactions" for a description of the fees payable and expenses reimbursed to our Advisor and its affiliates.

Board Meetings During Fiscal Year 2004

Our Board of Directors met ten times (including five telephonic meetings) during the year ended December 31, 2004, and the average attendance by directors at Board meetings was 96%. Each member of our Board as it was constituted during 2004 attended at least 75% of the total meetings of our Board and each member of our Audit Committee attended at least 75% of our total Audit Committee meetings during 2004. In addition, all five directors, including our three independent directors, attended our 2004 annual meeting of stockholders.

Committees of our Board of Directors

We have a standing Audit Committee, the members of which are selected by our Board of Directors each year. Since 2004, our Audit Committee has been composed of David W. Dunbar, James W. Duncan and Edward A. Moses, each of whom has been determined to be "independent" under the listing standards of the New York Stock Exchange. The Committee operates under a written charter adopted by our Board, which is required to be provided to stockholders every three years, unless amended earlier. A copy of our Audit Committee Charter is posted to our website at www.cnl.com/ir/investcnl_rp2.asp. Our Audit Committee assists our Board of Directors by providing oversight responsibilities relating to (1) the integrity of financial reporting; (2) the independence, qualifications and performance of our independent auditors; (3) the systems of internal controls; (4) the performance of our internal audit function; and (5) compliance with management's audit, accounting and financial reporting policies and procedures. In addition, our Audit Committee recommends the independent auditors for appointment by our Board of Directors and is responsible for the compensation and oversight of our independent auditors and internal auditors. In performing these functions, our Audit Committee meets periodically with our independent auditors, management and internal auditors (including private sessions) to review the results of their work. During the year ended December 31, 2004, our Audit Committee met four times with our independent auditors, internal auditors and management, and held four telephonic meetings with our independent auditors and management to discuss the annual and quarterly financial reports prior to filing them with the Commission. Our Audit Committee has determined that Dr. Moses, the Chairman of our Audit Committee and an independent director, is an "audit committee financial expert" under the rules and regulations of the Commission for purposes of Section 407 of the Sarbanes-Oxley Act of 2002.

Currently we do not have a nominating committee, and therefore, do not have a nominating committee charter. Our Board of Directors is of the view that it is not necessary to have a nominating committee at this time because our Board of Directors is compromised of only five members, including three "independent directors" (as defined under the New York Stock Exchange listing standards), and each director is responsible for identifying and recommending qualified Board candidates. Our Board does not have any minimum qualifications with respect to Board nominees, however, our Board considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate's experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of our Audit Committee, and the candidate's willingness to devote substantial time and effort to Board responsibilities. The persons nominated for election to our Board of Directors under Proposal I of this proxy statement were recommended by our entire Board of Directors, including our independent directors.

Our stockholders may recommend individuals to our Board of Directors for consideration as potential director candidates by submitting their names and appropriate background and biographical information to our Corporate Secretary at our office at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida, 32801. Assuming that the appropriate information has been timely provided, our Board will consider these candidates substantially in the same manner as it considers other Board candidates it identifies.

Currently, we do not have a compensation committee. At such time, if any, as our shares of common stock are listed on a national securities exchange or over-the-counter market, we will form a compensation committee, the members of which will be selected by our full Board of Directors each year.

Audit Committee Report

The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that we incorporate it by specific reference.

Review and Discussions with Management. Our Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2004, with our management. Our Audit Committee also discussed with our senior management the process for certifications by our Chief Executive Officer and Chief Financial Officer which is required by the Commission and the Sarbanes-Oxley Act of 2002 for certain of our filings with the Commission.

Review and Discussions with Independent Registered Certified Public Accounting Firm. Our Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent auditors, the matters required to be disclosed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," which includes, among other items, matters related to the conduct of the audit of our financial statements. In addition, our Audit Committee has reviewed the selection, application and disclosure of our critical accounting policies. Our Audit Committee has also received written disclosures and a letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from us and our related entities) and has discussed with PricewaterhouseCoopers LLP their independence from us.

Conclusion. Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Commission.

The Audit Committee,

Edward A. Moses David W. Dunbar James W. Duncan, Jr.

Corporate Governance

Our Board has adopted policies and procedures that our Board believes are in our best interest and the best interest of our stockholders as well as compliant with the Sarbanes-Oxley Act of 2002 and the Commission's rules and regulations. In particular:

•	The majority of our Board is independent of us and management, and all of the members of our Audit Committee are independent.

•	Our Board has adopted a charter for our Audit Committee. One member of our Audit Committee is an "audit committee financial expert," as defined under Commission rules.

•	Our Audit Committee hires, determines compensation of, and decides the scope of services performed by our independent auditors.

•
We have adopted a Code of Business Conduct that applies to all our directors and officers as well as all directors, officers and employees of our advisor, CNL Retirement Corp. The Code of Business Conduct sets forth the basic principles to guide their day-to-day activities.

•
We have adopted a "Whistleblower" Policy that applies to us and all employees of CNL Retirement Corp., our advisor, and establishes procedures for the anonymous submission of employee complaints or concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

Our Audit Committee Charter, Code of Business Conduct and Whistleblower Policy are available on our website at www.cnl.com/ir/investcnl_rp2.asp.

Stockholder Communications

Stockholders who wish to communicate with a member or members of our Board of Directors may do so by addressing their correspondence to the Board member or members, c/o the Corporate Secretary, CNL Retirement Properties, Inc., 450 South Orange Avenue, Orlando, Florida, 32801. Our Corporate Secretary will review and forward correspondence to the appropriate person or persons for response.

SECURITY OWNERSHIP

The following table sets forth, as of April 22, 2005, the number and percentage of outstanding shares beneficially owned by all persons known by us to own beneficially more than 5% of our common stock, by each director and nominee, by each executive officer and by all executive officers and directors as a group, based upon information furnished to us by such stockholders, officers and directors. The address of the named officers and directors is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares

James M. Seneff, Jr.	20,000 (1)	(2)

Robert A. Bourne	—	—

David W. Dunbar	—	—

James W. Duncan, Jr.	—	—

Edward A. Moses	—	—

Thomas J. Hutchison III	—	—

Phillip M. Anderson, Jr.	1,377	(2)

Clark Hettinga	—	—

Stuart J. Beebe	—	—

Kimberly P. Ross	—	—

All directors and executive officers as a group (10 persons)	21,377	(2)

(1)
Represents shares held by our Advisor, of which Mr. Seneff is a director. Mr. Seneff and his wife share beneficial ownership of our Advisor through their ownership of CNL Holdings, Inc. Our Advisor is an indirectly wholly owned subsidiary of CNL Holdings, Inc.

(2)	Less than 1%.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission. Reporting Persons are required by the Commission's regulations to furnish us with copies of all Forms 3, 4 and 5 that they file.

Based solely upon a review of Section 16(a) reports furnished to us for 2004, written representations that no other reports were required and other information known to us, we believe that the Reporting Persons complied with all filing requirements for 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The majority of our executive officers are executive officers of our Advisor, a wholly owned subsidiary of CNL Financial Group, Inc., in which Messrs. Seneff and Bourne serve as executive officers and/or directors and whose shares are beneficially owned by Mr. Seneff and his wife. In addition, Messrs. Seneff and Bourne serve as executive officers and/or directors of CNL Securities Corp., the managing dealer of our offering of shares of common stock, and an indirectly wholly owned subsidiary of CNL Financial Group, Inc. Messrs. Seneff and Bourne are directors of ours, our Advisor and CNL Securities Corp., and Mr. Hutchison is a director and an executive officer of our Advisor. Administration of our day-to-day operations is provided by our Advisor, pursuant to the terms of our advisory agreement. Our Advisor also serves as our consultant in connection with policy decisions to be made by our Board, manages our properties and renders such other services as our Board deems appropriate. Our Advisor also bears the expense of providing executive personnel and office space to us. Our Advisor is at all times subject to the supervision of our Board and has only such functions and authority as we may delegate to it as our agent. Our Advisor and its affiliates receive fees and compensation in connection with the offerings, permanent financing that we obtain, and the acquisition, management and sale of ours assets.

We have entered into an advisory agreement with our Advisor pursuant to which our Advisor and its affiliates earn certain fees and are entitled to receive reimbursement of certain expenses. During the year ended December 31, 2004, our Advisor and its affiliates earned fees and incurred reimbursable expenses as follows (in thousands):

Acquisition fees (1):
From offering proceeds	$38,286
From debt proceeds	29,952
68,238

Asset management fees (2)	13,047

Reimbursable expenses (3):
Acquisition expenses	331
General and administrative expenses	4,313
4,644
$85,929

(1)
Acquisition fees for identifying properties and structuring the terms of the leases and mortgage loans equal to 4.0% of gross offering proceeds under our fifth public offering and loan proceeds from permanent financing (4.5% of gross proceeds and loan proceeds under our prior public offerings), excluding that portion of the permanent financing used to finance secured equipment leases.

If we list our common stock on a national securities exchange or over-the-counter market, our Advisor will receive an acquisition fee equal to 4.0% of amounts outstanding on the line of credit, if any, at the time of listing. Certain fees payable to our Advisor upon listing, orderly liquidation or other sales of Properties are subordinate to the return of 100% of the stockholders' invested capital plus the achievement of a cumulative, noncompounded annual 8% return on stockholders' invested capital.

(2)
Monthly asset management fee of 0.05% of our "real estate asset value," as defined in our advisory agreement dated May 3, 2004, and the outstanding principal balance of any mortgage loan as of the end of the preceding month.

(3)
Reimbursement for administrative services, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations.

Pursuant to our advisory agreement, our Advisor is required to reimburse us the amount by which the total operating expenses paid or incurred by us in any four consecutive fiscal quarters (the "Expense Year") exceed the greater of 2% of average invested assets or 25% of net income (the "Expense Cap"). Operating expenses for the Expense Year ended December 31, 2004, did not exceed the Expense Cap.

CNL Securities Corp. received fees based on the amounts raised from our offerings equal to: (i) selling commissions of 6.5% of gross proceeds under our fifth public offering and 7.5% under our prior public offerings, (ii) a marketing support fee of 2.0% of gross proceeds under our fifth public offering and 0.5% under our prior public offerings and (iii) beginning on December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in our first public offering. The majority of these fees were re-allowed to other broker dealers. Affiliates of our Advisor are reimbursed for certain offering expenses incurred on our behalf. Offering expenses paid by us, together with selling commissions, the marketing support fee and due diligence expense reimbursements incurred by our Advisor and its affiliates on our behalf will not exceed 13% of the proceeds raised in connection with the offerings.

During the year ended December 31, 2004, we incurred the following fees and costs (in thousands):

Selling commissions	$61,830
Marketing support fee	6,648
Offering and due diligence costs	18,328
Soliciting dealer service fee	310
$87,116

Amounts due to related parties consisted of the following at December 31, 2004 (in thousands):

Due to our Advisor and its affiliates:
Expenditures incurred for offering expenses	$21
Accounting and administrative services	761
Acquisition fees and expenses	656
1,438

Due to CNL Securities Corp.:
Selling commissions	149
Marketing support fees and due diligence expense reimbursements	45
194
$1,632

CNL Capital Corp., an affiliate of our Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). In March 2004 and June 2002, CCM made the arrangements for the two commercial paper loans totaling $43.9 million, as described in Note 10 to our Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, which is enclosed with our Annual Report that accompanies this proxy statement . During the year ended December 31, 2004, CCM was paid $0.2 million in structuring fees relating to one of the loans. A total of $0.7 million in structuring fees relating to these loans are included in deferred costs as of December 31, 2004, and are being amortized over the terms of the loans. In addition, the monthly interest payments due under these loans include an annual margin of 40 and 30 basis points, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. During the year ended December 31, 2004, $0.1 million was paid to CCM related to these services.

We maintain bank accounts in a bank in which certain of our officers and directors serve as directors and are majority stockholders. The amount deposited with this bank was $22.9 million at December 31, 2004.

We own a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which our Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of our Advisor. During the year ended December 31, 2004, we received $0.2 million in distributions from the partnership.

On September 1, 2004, a company which is owned by our chairman of the Board sold its 30% voting membership interest in a limited liability company which is affiliated with ten of our tenants to the remaining members of the limited liability company. These tenants contributed 30% of our total revenues for the year ended December 31, 2004.

Our chairman of the Board is also a director in a hospital that leases office space in seven of our medical office buildings that were acquired in August 2004. Additionally, one of our independent directors is a director in a health system that leases office space in one of our medical office buildings that was acquired in April 2004. During the year ended December 31, 2004, these hospitals contributed less than 1% of our total revenues.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Upon recommendation of and approval by our Board of Directors, including our independent directors, PricewaterhouseCoopers LLP ("PWC") has been selected to act as our independent auditors for 2005. PWC has served as our independent auditors since our inception in December 1997.

A representative of PWC will be present at our annual meeting and will be provided with the opportunity to make a statement if desired. Such representative will also be available to respond to appropriate questions.

Independent Registered Certified Public Accounting Firm

The following table sets forth the aggregate fees billed by our principal accountant, PWC, for the years ended December 31, 2004 and 2003 for audit and non-audit services (as well as all "out-of-pocket" costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table.

	2004	2003

Audit Fees	$437,844	$139,732
Audit-Related Fees	46,696	8,700
Tax Fees	84,794	52,760
All Other Fees	—	—

Total Fees	$569,334	$201,192

Audit Fees - Consists of professional services rendered in connection with the annual audit of our consolidated financial statements on Form 10-K and quarterly reviews of our interim financial statements on Form 10-Q. Audit fees also include fees for services performed by PWC that are closely related to the audit and in many cases could only be provided by our independent auditors. Such services include the issuance of comfort letters and consents related to our registration statements and capital raising activities, assistance with and review of other documents filed with the Commission and accounting advice on completed transactions. Approximately $160,000 of the Audit Fees incurred in 2004 represent recurring and non-recurring services associated with the Sarbanes-Oxley 404 internal control audit.

Audit Related Fees - Consists of services related to audits of properties acquired, due diligence services related to contemplated property acquisitions and accounting consultations.

Tax Fees - Consists of services related to corporate tax compliance, including review of corporate tax returns, review of the tax treatments for certain expenses and tax due diligence relating to acquisitions.

All Other Fees - There were no professional services rendered by PWC that would be classified as other fees during the years ended December 31, 2004 and 2003.

Pre-Approval of Audit and Non-Audit Services

Under our Pre-Approval Policy, as adopted by our Audit Committee in February 2004, our Audit Committee must pre-approve all audit and non-audit services provided by our independent auditors in order to assure that the provisions of such services do not impair our auditor's independence. The policy, as described below and set forth in our Audit Committee Charter, sets forth conditions and procedures for such pre-approval of services to be performed by our independent auditor and utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.

The annual audit services, as well as all audit-related services (assurance and related services that are reasonably related to the performance of the auditor's review of the financial statements or that are traditionally performed by the independent auditor), requires the specific pre-approval of our Audit Committee. Our Audit Committee may, however, grant general pre-approval for other audit services, which are those services that only our independent auditor reasonably can provide (such as comfort letters or consents). Our Audit Committee has pre-approved all tax services and may grant general pre-approval for those permissible non-audit services that it has classified as "all other services" because it believes such services are routine and recurring services, and would not impair the independence of our auditor.

The fee amounts for all services to be provided by our independent auditor are established annually by our Audit Committee, and any proposed service fees exceeding approved levels will require specific pre-approval by our Audit Committee. Requests to provide services that require specific approval by our Audit Committee are submitted to our Audit Committee by our independent auditor, our chief financial officer and our chief executive officer, and must include a joint statement as to whether, in their view, the request is consistent with the Commission's rules on auditor independence.

OTHER MATTERS

Our Board of Directors does not know of any matters to be presented at our Annual Meeting other than those stated above. If any other business should come before our Annual Meeting, the person(s) named in the enclosed proxy will vote thereon as he or they determine to be in our best interests.

PROPOSALS FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for our annual meeting of stockholders to be held in 2006 must be received at our office at 450 South Orange Avenue, Orlando, Florida 32801, no later than December 30, 2005.

Notwithstanding the aforementioned deadline, under our Bylaws, a stockholder must follow certain other procedures to nominate persons for election as directors or to propose other business to be considered at an annual meeting of stockholders. These procedures provide that stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting must do so by notice timely received by our corporate secretary. With respect to proposals for the 2006 annual meeting, our corporate secretary must receive notice of any such proposal no earlier than April 2, 2006, and no later than May 2, 2006.

By Order of our Board of Directors,
/s/ Kimberly P. Ross
Kimberly P. Ross Corporate Secretary

April 29, 2005
Orlando, Florida

YOUR VOTE IS IMPORTANT
VOTE BY INTERNET / TELEPHONE / MAIL
24 HOURS A DAY, 7 DAYS A WEEK

INTERNET	TELEPHONE	MAIL

https://www.proxyvotenow.com/crp		1-888-216-1330
▪ Go to the website address listed above.	OR	▪ Use any touch-tone telephone. ▪ Have your proxy card ready.	OR	▪ Mark, sign and date your proxy card.
▪ Have your proxy card ready.		▪ Follow the simple recorded .		▪ Detach your proxy card.
▪ Follow the simple instructions that appear on your computer screen.		instructions		▪ Return your proxy card in the postage-paid envelope provided.

☐	IMPORTANT: READ REVERSE SIDE ↓ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ↓

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒	Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING ITEMS:
1. Election of Five Directors:

☐	FOR ALL	☐	WITHHOLD FOR ALL	☐	*EXCEPTIONS

Nominees: (01) Robert A. Bourne; (02) David W. Dunbar; (03) James W. Duncan, Jr.; (04) Edward A. Moses; (05) James M. Seneff, Jr.
	I plan to attend the Annual Meeting.	☐
(Instructions: To withhold authority to vote for any individual nominee(s), mark the “*Exceptions” box and write that nominee’s name on the following blank line.)
	To change your address, please mark this box and write below.	☐
*Exceptions __________________________________________________________

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

IMPORTANT: Please sing exactly as name appears hereon. Joint owners should each sign personally. Trustees and others signing in a representative or fiduciary capacity should indicate their full titles in such capacity.

Date Share Owner sign here	Co-Owner sign here

ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive next year’s Annual Report and proxy materials via the Internet rather than by mail. Next year when the materials are available, we will send you an e-mail with instructions which will enable you to review these materials on-line. To sign up for this optional service, visit http://www.giveconsent.com/crp

CNL RETIREMENT PROPERTIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
This Proxy will be voted as directed. If no direction is given, it will be voted “FOR” the matters stated.

The signatory on the reverse side of this card, the “Stockholder,” hereby appoints James M. Seneff, Jr. and Robert A. Bourne, and each of them, as proxies, with full power of substitution in each, to vote all shares of common stock of CNL Retirement Properties, Inc., the “Company,” which the Stockholder is entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on July 1, 2005, at 10:00 a.m., local time, and any adjournment thereof, on all matters set forth in the Notice of Annual Meeting and Proxy Statement, dated April 29, 2005, a copy of which has been received by the Stockholder.

CHANGE OF ADDRESS

CNL RETIREMENT PROPERTIES, INC.
PO BOX 11141
NEW YORK, NY 10203-0141

For your convenience, vote your proxy by telephone or the Internet.
And most importantly…

Please Vote!

☑	Read the Enclosed Materials…
Enclosed is the following information for the CNL Retirement Properties, Inc. Annual Meeting of Stockholders:
■ 2004 Annual Report
■ Proxy Statement that describes the proposal for which votes are being solicited
■ Proxy Card

☑	Vote by Telephone…
For your convenience, you may vote by telephone. Please refer to the proxy card for instructions and your control number.
…Or Vote over the Internet
Open the web page: https://www.proxyvotenow.com/crp
and follow the online instructions to cast your vote. Your control number is located on the proxy card.
…Or Complete the Proxy Card and Return by Mail
On the proxy card, cast your vote on the proposal, sign and return it in the postage-paid envelope provided. Please note, all parties must sign.

☑	For Assistance…
If you have any questions or need assistance in completing your proxy card, please call our information agent, D. F. King & Co., Inc., toll free at 1-800-758-5880.

☑	Please Vote…
We encourage you to cast your vote promptly, so we can avoid additional costs of soliciting your vote. If you voted by telephone or the Internet, please DO NOT mail back the proxy card.

Thank You!
We appreciate your participation and support. Again, please be sure to vote.
Your vote is important!

Investor Administration CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801-3336 tel (407) 650-1000 (866) 650-0650 www.cnl.com